Exhibit 99.1
Alphabet Announces First Quarter 2021 Results
MOUNTAIN VIEW, Calif. – April 27, 2021 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2021.
Sundar Pichai, CEO of Google and Alphabet, said: “Over the last year, people have turned to Google Search and many online services to stay informed, connected and entertained. We’ve continued our focus on delivering trusted services to help people around the world. Our Cloud services are helping businesses, big and small, accelerate their digital transformations."
Ruth Porat, CFO of Google and Alphabet, said: “Total revenues of $55.3 billion in the first quarter reflect elevated consumer activity online and broad based growth in advertiser revenue. We’re very pleased with the ongoing momentum in Google Cloud, with revenues of $4.0 billion in the quarter reflecting strength and opportunity in both GCP and Workspace.”
Q1 2021 financial highlights
The following table summarizes our consolidated financial results for the quarters ended March 31, 2020 and 2021 (in millions, except for per share information and percentages; unaudited).

	Quarter Ended March 31,
	2020	2021
Revenues	$41,159	$55,314
Increase in revenues year over year	13%	34%
Increase in constant currency revenues year over year(1)	15%	32%

Operating income	$7,977	$16,437
Operating margin	19%	30%

Other income (expense), net	$(220)	$4,846

Net income	$6,836	$17,930
Diluted EPS	$9.87	$26.29
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” for more details.

Q1 2021 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees

	Quarter Ended March 31,
	2020	2021
Google Search & other	$24,502	$31,879
YouTube ads	4,038	6,005
Google Network	5,223	6,800
Google advertising	33,763	44,684
Google other	4,435	6,494
Google Services total	38,198	51,178
Google Cloud	2,777	4,047
Other Bets	135	198
Hedging gains (losses)	49	(109)
Total revenues	$41,159	$55,314

Total TAC	$7,452	$9,712

Number of employees	123,048	139,995
Segment Operating Results

	Quarter Ended March 31,
	2020	2021
Operating income (loss):
Google Services	$11,548	$19,546
Google Cloud	(1,730)	(974)
Other Bets	(1,121)	(1,145)
Corporate costs, unallocated	(720)	(990)
Total income from operations	$7,977	$16,437
Change in the useful lives of our server and network equipment (unaudited)
In January 2021, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from three years to four years and the estimated useful life of certain network equipment from three years to five years. This change in accounting estimate was effective beginning in fiscal year 2021 and the effect for the three months ended March 31, 2021, was a reduction in depreciation expense of $835 million and an increase in net income of $650 million, or $0.97 per basic and $0.95 per diluted share.
Stock Repurchase
On April 23, 2021, the Board of Directors of Alphabet authorized the company to repurchase up to an additional $50.0 billion of its Class C capital stock. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.
Webcast and conference call information
A live audio webcast of our first quarter 2021 earnings release call will be available on YouTube at https://youtu.be/B4VgDDlOaEc. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.

Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. All information provided in this release and in the attachments is as of April 27, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,	As of March 31,
	2020	2021
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,465	$26,622
Marketable securities	110,229	108,482
Total cash, cash equivalents, and marketable securities	136,694	135,104
Accounts receivable, net	30,930	28,006
Income taxes receivable, net	454	493
Inventory	728	888
Other current assets	5,490	7,646
Total current assets	174,296	172,137
Non-marketable investments	20,703	25,294
Deferred income taxes	1,084	1,129
Property and equipment, net	84,749	87,606
Operating lease assets	12,211	12,598
Intangible assets, net	1,445	1,823
Goodwill	21,175	22,341
Other non-current assets	3,953	4,167
Total assets	$319,616	$327,095
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,589	$4,801
Accrued compensation and benefits	11,086	8,375
Accrued expenses and other current liabilities	28,631	30,732
Accrued revenue share	7,500	6,962
Deferred revenue	2,543	2,690
Income taxes payable, net	1,485	1,893
Total current liabilities	56,834	55,453
Long-term debt	13,932	13,887
Deferred revenue, non-current	481	530
Income taxes payable, non-current	8,849	9,278
Deferred income taxes	3,561	4,406
Operating lease liabilities	11,146	11,382
Other long-term liabilities	2,269	2,146
Total liabilities	97,072	97,082
Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 675,222 (Class A 300,730, Class B 45,843, Class C 328,649) and 671,094 (Class A 300,747, Class B 45,836, Class C 324,511) shares issued and outstanding	58,510	59,436
Accumulated other comprehensive income (loss)	633	(3)
Retained earnings	163,401	170,580
Total stockholders’ equity	222,544	230,013
Total liabilities and stockholders’ equity	$319,616	$327,095

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Quarter Ended March 31,
	2020	2021
	(unaudited)
Revenues	$41,159	$55,314
Costs and expenses:
Cost of revenues	18,982	24,103
Research and development	6,820	7,485
Sales and marketing	4,500	4,516
General and administrative	2,880	2,773
Total costs and expenses	33,182	38,877
Income from operations	7,977	16,437
Other income (expense), net	(220)	4,846
Income before income taxes	7,757	21,283
Provision for income taxes	921	3,353
Net income	$6,836	$17,930

Basic earnings per share of Class A and B common stock and Class C capital stock	$9.96	$26.63
Diluted earnings per share of Class A and B common stock and Class C capital stock	$9.87	$26.29
Number of shares used in basic earnings per share calculation	686,465	673,220
Number of shares used in diluted earnings per share calculation	692,267	682,071

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended March 31,
	2020	2021
	(unaudited)
Operating activities
Net income	$6,836	$17,930
Adjustments:
Depreciation and impairment of property and equipment	2,899	2,525
Amortization and impairment of intangible assets	209	228
Stock-based compensation expense	3,191	3,745
Deferred income taxes	175	1,100
(Gain) loss on debt and equity securities, net	802	(4,751)
Other	297	(255)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,602	2,794
Income taxes, net	(245)	785
Other assets	(115)	7
Accounts payable	(835)	(982)
Accrued expenses and other liabilities	(3,531)	(3,530)
Accrued revenue share	(871)	(444)
Deferred revenue	37	137
Net cash provided by operating activities	11,451	19,289
Investing activities
Purchases of property and equipment	(6,005)	(5,942)
Purchases of marketable securities	(37,563)	(36,426)
Maturities and sales of marketable securities	41,811	39,248
Purchases of non-marketable investments	(572)	(646)
Maturities and sales of non-marketable investments	260	19
Acquisitions, net of cash acquired, and purchases of intangible assets	(190)	(1,666)
Other investing activities	412	30
Net cash used in investing activities	(1,847)	(5,383)
Financing activities
Net payments related to stock-based award activities	(1,241)	(2,184)
Repurchases of capital stock	(8,496)	(11,395)
Proceeds from issuance of debt, net of costs	1,898	900
Repayments of debt	(1,947)	(937)
Proceeds from sale of interest in consolidated entities, net	1,600	10
Net cash used in financing activities	(8,186)	(13,606)
Effect of exchange rate changes on cash and cash equivalents	(272)	(143)
Net increase in cash and cash equivalents	1,146	157
Cash and cash equivalents at beginning of period	18,498	26,465
Cash and cash equivalents at end of period	$19,644	$26,622

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended March 31, 2021
Net cash provided by operating activities	$19,289
Less: purchases of property and equipment	(5,942)
Free cash flow	$13,347
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues and the non-GAAP percentage change in constant currency revenues because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Quarter Ended March 31, 2021
	YoY (using Q1'20's FX rates)	QoQ (using Q4'20's FX rates)
EMEA revenues (GAAP)	$17,031	$17,031
Exclude foreign exchange effect on Q1'21 revenues using Q1'20 rates	(929)	N/A
Exclude foreign exchange effect on Q1'21 revenues using Q4'20 rates	N/A	(550)
EMEA constant currency revenues (non-GAAP)	$16,102	$16,481
Prior period EMEA revenues (GAAP)	$12,845	$17,238
EMEA revenue percentage change (GAAP)	33%	(1)%
EMEA constant currency revenue percentage change (non-GAAP)	25%	(4)%

APAC revenues (GAAP)	$10,455	$10,455
Exclude foreign exchange effect on Q1'21 revenues using Q1'20 rates	(363)	N/A
Exclude foreign exchange effect on Q1'21 revenues using Q4'20 rates	N/A	(155)
APAC constant currency revenues (non-GAAP)	$10,092	$10,300
Prior period APAC revenues (GAAP)	$7,238	$9,909
APAC revenue percentage change (GAAP)	44%	6%
APAC constant currency revenue percentage change (non-GAAP)	39%	4%

Other Americas revenues (GAAP)	$2,905	$2,905
Exclude foreign exchange effect on Q1'21 revenues using Q1'20 rates	191	N/A
Exclude foreign exchange effect on Q1'21 revenues using Q4'20 rates	N/A	(77)
Other Americas constant currency revenues (non-GAAP)	$3,096	$2,828
Prior period Other Americas revenues (GAAP)	$2,157	$3,050
Other Americas revenue percentage change (GAAP)	35%	(5)%
Other Americas constant currency revenue percentage change (non-GAAP)	44%	(7)%

United States revenues (GAAP)	$25,032	$25,032
United States revenue percentage change (GAAP)	33%	(6)%

Hedging gains (losses)	$(109)	$(109)
Revenues (GAAP)	$55,314	$55,314
Constant currency revenues (non-GAAP)	$54,322	$54,641
Prior period revenues, excluding hedging effect (non-GAAP)(1)	$41,110	$56,900
Revenue percentage change (GAAP)	34%	(3)%
Constant currency revenue percentage change (non-GAAP)	32%	(4)%
(1)    Total revenues and hedging gains (losses) for the quarter ended March 31, 2020 were $41,159 million and $49 million, respectively. Total revenues and hedging gains (losses) for the quarter ended December 31, 2020 were $56,898 million and $(2) million, respectively.
Non-GAAP constant currency revenues and percentage change: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue percentage change is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended
	March 31,
	2020	2021
Interest income	$586	$345
Interest expense	(21)	(76)
Foreign currency exchange gain (loss), net	(81)	113
Gain (loss) on debt securities, net	12	(86)
Gain (loss) on equity securities, net(1)	(814)	4,837
Performance fees	6	(665)
Income (loss) and impairment from equity method investments, net	74	5
Other	18	373
Other income (expense), net	$(220)	$4,846
(1)Includes all gains and losses, unrealized and realized, on equity investments that we hold. For Q1 2021, the net effect of the gain on equity securities of $4,837 million and the performance fees of $665 million increased the provision for income tax, net income, and diluted EPS by $876 million, $3,296 million, and $4.83, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors, such as operating and financial performance of the companies we invest in, and could significantly contribute to the volatility of OI&E in future periods.

Segment results
The following table presents our revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended March 31,
	2020	2021
Revenues:
Google Services	$38,198	$51,178
Google Cloud	2,777	4,047
Other Bets	135	198
Hedging gains (losses)	49	(109)
Total revenues	$41,159	$55,314

	Quarter Ended March 31,
	2020	2021
Operating income (loss):
Google Services	$11,548	$19,546
Google Cloud	(1,730)	(974)
Other Bets	(1,121)	(1,145)
Corporate costs, unallocated	(720)	(990)
Total income from operations	$7,977	$16,437
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps, in-app purchases, digital content products, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes Google’s infrastructure and data analytics platforms, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from fees received for Google Cloud Platform services and Google Workspace (formerly known as G Suite) collaboration tools.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from the Other Bets are derived primarily through the sale of internet services as well as licensing and R&D services.
Unallocated corporate costs primarily include corporate initiatives, corporate shared costs, such as finance and legal, including fines and settlements, as well as costs associated with certain shared research and development activities. Additionally, hedging gains (losses) related to revenue are included in corporate costs.